EXHIBIT 23.2

 Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Russell E. Anderson, CPA
Scott L. Farnes

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1377
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 King’s Road
North Point, Hong Kong

www.cpaone.net

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement of Aftermarket Enterprises, Inc. on Form S-1/A of our report dated February 29, 2008, for the fiscal year ended December 31, 2007 and the period from August 4, 2006 (Inception Date) through December 31, 2006, and to all references to our firm included in this Registration Statement.

We hereby consent to the incorporation in this Registration Statement of Aftermarket Express, Inc. on Form S-1/A of our report dated September 18, 2007, for the period ended August 31, 2006, the year ended December 31, 2005 and the period from May 12, 2004 (Inception Date) through December 31, 2004, and to all references to our firm included in this Registration Statement.

/s/Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
April 3, 2008
Salt Lake City, Utah